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                                                                  EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 1998 (except Note 13, as to which the date is February 25, 1998) in the Registration Statement (Form S-4) and the related Prospectus of Tuboscope Inc. for the registration of $100,000,000 of 7 1/2% Senior Notes due 2008.

  We also consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to (i) the 1996 Equity Participation Plan (No. 333-05233) (ii) the D.O.S. Ltd. 1993 Stock Option Plan (No. 333-05237)
and (iii) the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan (No. 333-43385) of Tuboscope Inc. of our report dated February 4, 1998 (except
Note 13, as to which the date is February 25, 1998), with respect to the consolidated financial statements and schedules of Tuboscope, Inc. included in the Registration Statement (Form S-4) and the related Prospectus of Tuboscope Inc. for the registration of $100,000,000 of 7 1/2% Senior Notes due 2008.

Ernst & Young LLP

Houston, Texas
April 24, 1998